SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-KA

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  DECEMBER 31, 1996

                         ENHANCED SERVICES COMPANY, INC.
               (Exact name of registrant as specified in charter)

   COLORADO                      0-24256                        84-1075908
(State or other                (Commission                    (IRS Employer
 jurisdiction of                File Number)                Identification No.)
 incorporation)

16000 BARKERS POINT LANE, HOUSTON, TEXAS                         77079
(Address of principal executive offices)                      (zip code)

Registrant's telephone number, including area code 713-566-5051
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Item 5.  Other Events.

                  Effective December 31, 1996, Enhanced Services Company, Inc. (the "Company") completed the minimum portion of a private offering (the "Offering") of Units to investors under exemptions from the registration requirements of Federal and state securities laws. Each Unit consists of 500 shares of the Company's newly created 8.6% Cumulative Convertible Preferred Stock (the "Preferred Stock") and was offered at $50,000 per Unit. The Offering, commenced on October 28, 1996, was for a minimum of 15 Units ($750,000 gross proceeds) and a maximum of 30 Units ($1.5 million gross proceeds) at $50,000 per Unit ($100 per share of Preferred Stock). The initial closing of 16 Units resulted in gross proceeds to the Company of $800,000, and net proceeds of approximately $765,000. The placement of 16 units was completed by the Company through its officers and directors. The Offering has been extended until February 28, 1997.

                  The Preferred Stock pays dividends at the rate of 8.6% per annum Each share of Preferred Stock sold in this placement is convertible into 22 shares of the Company's common stock, based on a conversion price of $4.55 per share, and is not subject to redemption. Conversions are at the election of the Company during the two-year period following closing. All shares of Preferred Stock which have not been previously converted will convert automatically on the second anniversary of the closing. The conversion rate is subject to adjustment under certain circumstances.

                  The Company plans to use the net proceeds from the initial closing of approximately $765,000 as follows: (a) approximately $150,000 of the net proceeds is planned to be used for capital expenditures, including the upgrading of the Company's information technology and network system to prepare for the planned growth, (b) approximately $85,000 is planned for new equipment to set up a reduced glare screen film application facility in Irvine, California, (c) approximately $250,000 is planned to be used for additional design and product development for the Company's Compatibility Plus(TM) line, and (d) the balance of the net proceeds, approximately $280,000 is planned to be used for marketing and working capital.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) (i) Unaudited Financial Statement - December 31, 1996 (Incorporated by reference to Unaudited Financial Statements filed with form 8-K dated February 7, 1997) (ii) Audited Financial Statement - November 30, 1996 (Incorporated by reference to Audited Financial Statements filed with form 8-K dated February 7,
              1997)

          (c) Exhibit (3)(a)(i) Form of Articles of Amendment to the Articles of Incorporation the Company as filed with the Colorado Secretary of State on January 9, 1997.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned there unto duly authorized.

Dated:   February  11, 1997
                                          ENHANCED SERVICES COMPANY, INC.
                                                  (Registrant)

                                        By:/S/ KENNETH M. DUCKMAN
                                               Kenneth M. Duckman, President
                                               and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER    DESCRIPTION

  3 (a)(i) Articles of Amendment to the Articles of Incorporation of the Company. (Incorporated by reference to Articles of Amendment filed as an Exhibit to form 8-K filed February 7, 1997.)